As filed with the Securities and Exchange Commission on July 24, 1997
                                               Registration No. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                   ---------------------------------------

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ---------------------------------------


                             JACOBSON STORES INC.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

               Michigan                                         38-0686330
   -------------------------------                          -------------------
   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                          Identification No.)

  3333 Sargent Road, Jackson, Michigan                          49201-8847
----------------------------------------                        -----------
(Address of Principal Executive Offices)                        (Zip Code)

                      JACOBSON STOCK OPTION PLAN OF 1994
                      ----------------------------------
                           (Full title of the plan)

                               PAUL W. GILBERT
                          Vice Chairman of the Board
                             Jacobson Stores Inc.
                              3333 Sargent Road
                         Jackson, Michigan 49201-8847
                   ---------------------------------------
                   (Name and address of agent for service)

                                (517) 764-6400
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                       Calculation of Registration Fee

=====================================================================================================================
                                                                               Proposed
                                                       Proposed                 maximum
   Title of securities        Amount to be         maximum offering       aggregate offering          Amount of
    to be registered           registered           price per share              price            registration fee
---------------------------------------------------------------------------------------------------------------------
Common Shares (1)           200,000 shares            $8.375(2)           $1,675,000.00
---------------------------------------------------------------------------------------------------------------------
Common Shares                49,750 shares            $9.625(2)             $478,843.75
---------------------------------------------------------------------------------------------------------------------
Common Shares               250,250 shares            $9.50 (3)           $2,377,375.00
---------------------------------------------------------------------------------------------------------------------
     Total                  500,000 shares                                $4,531,218.75           $1,373.10
=====================================================================================================================

(1) $1.00 par value per share (the "Common Shares").
(2) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the exercise price of the options.
(3) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the closing sale price of the Common Shares, as quoted on The Nasdaq National Market, on July 21, 1997.


                                Page -1- of -12- Pages
                        Exhibit Index is on Pages -9- to -10-

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement:

     1. The Annual Report of Jacobson Stores Inc. (the "Registrant") on Form 10-K for the fiscal year ended January 25, 1997 as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. The Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended April 26, 1997 as filed with the Commission pursuant to the Exchange Act.

     3. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended January 25, 1997.

     4. The description of the Registrant's Common Shares contained in the Registration Statement on Form 8-A, filed with the Commission on May 22, 1972, Commission File No. 0-6319, to register such Common Shares under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Restated Articles of Incorporation ("Articles") provide that to the fullest extent permitted by the Michigan Business Corporation Act ("BCA"), as it exists or as it may hereafter be amended, no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for any breach of the director's fiduciary duty. Under the BCA, directors continue to have personal liability for certain types of wrongful conduct.

     The Articles require the Registrant to indemnify each of its directors and executive officers to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of his or her service to the Registrant or a subsidiary. The Articles also authorize indemnification of persons other than directors and executive officers, as determined by the Board of Directors. The Registrant maintains director and officer liability insurance, and has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide for indemnification of the director or officer to the fullest extent permitted by any present or future law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1 Restated Articles of Incorporation, Jacobson Stores Inc., as amended and restated May 25, 1989, incorporated by reference to
              Exhibit 19(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 29, 1989.

     4.2 Certificate of Designation, Preferences and Rights of Preferred Stock of Jacobson Stores Inc., incorporated by reference to
              Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 29, 1988.

     4.3 Bylaws, Jacobson Stores Inc., as amended March 21, 1996, incorporated by reference to Exhibit 3(ii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 27, 1996.

     4.4 Election under Section 780, Michigan Business Corporation Act, incorporated by reference to Exhibit 28 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 27, 1996.

     4.5 Rights Agreement dated as of October 4, 1988 between Jacobson Stores Inc. and Manufacturers National Bank of Detroit, as Rights Agent; Change of Rights Agent, effective June 1, 1989; Change of Rights Agent, effective May 31, 1994, incorporated by reference to Exhibit I to Form 8-A and Exhibit 4 to Form 8-K, filed October 7, 1988, and Exhibit I to Amendment No. 1 to Form 8-A, filed May 16, 1989, and Exhibit 1 to Amendment No. 2 to Form 8-A, filed June 9, 1994.

     4.6 Jacobson Stock Option Plan of 1994, incorporated by reference to Exhibit A to the Registrant's Proxy Statement in connection with the Annual Meeting of Shareholders held May 26, 1994.

     4.7 First Amendment to Jacobson Stock Option Plan of 1994, incorporated by reference to Exhibit 10(m) to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 27, 1996.

     4.8 Second Amendment to Jacobson Stock Option Plan of 1994, incorporated by reference to Exhibit A to the Registrant's Proxy Statement in connection with the Annual Meeting of Shareholders held May 22, 1997.

     4.9 Form of Incentive Stock Option Agreement, incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement on Form S-8 (file no. 33-53469) filed May 5, 1994.

     4.10 Form of Non-Statutory Employee Option Agreement, incorporated by reference to Exhibit 4(c) to the Registrant's Registration Statement on Form S-8 (file no. 33-53469) filed May 5, 1994.

     4.11     Form of Director Option Agreement, incorporated by reference to
              Exhibit 4(d) to the Registrant's Registration Statement on Form S-8 (file no. 33-53469) filed May 5, 1994.

     5.1      Opinion of Honigman Miller Schwartz and Cohn.

    23.1      Consent of Arthur Andersen LLP.

    23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

    24.1 Powers of Attorney (included after the signature of the Registrant contained on page -7- of this Registration Statement).

Item 9.  Undertakings.

     (a)      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        Provided, however, that paragraphs (a)(1)(i) and
              (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   EXPERTS

     The financial statements incorporated in this Registration Statement and in the prospectus related to this Registration Statement by reference from the Company's Annual Report on Form 10-K have been audited by Arthur Andersen LLP, independent auditors, as stated in their report, which is incorporated in this Registration Statement and such prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan, on July 24, 1997.

                                JACOBSON STORES INC.


                                By:  /s/ P. GERALD MILLS
                                     -----------------------------------------
                                         P. Gerald Mills, Chairman of the
                                         Board, President and Chief Executive
                                         Officer


                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of JACOBSON STORES INC., a Michigan corporation (the "Company"), hereby constitutes and appoints P. Gerald Mills, Paul W. Gilbert and Timothy J. Spalding, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company's Common Shares, par value $1.00 a share, pursuant to the Jacobson Stock Option Plan of 1994, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                                         Title            Date
              ---------                                         -----            ----

/s/ P. GERALD MILLS                  Chairman of the Board, President and          July 24, 1997
----------------------------           Chief Executive Officer, and Director
    P. Gerald Mills                    (Principal Executive Officer)


/s/ PAUL W. GILBERT                  Vice Chairman of the Board, and Director      July 24, 1997
----------------------------            (Principal Financial Officer)
    Paul W. Gilbert

/s/ TIMOTHY J. SPALDING               Vice President and Controller                July 24, 1997
----------------------------            (Principal Accounting Officer)
    Timothy J. Spalding

/s/ HERBERT S. AMSTER                  Director                                    July 24, 1997
----------------------------
    Herbert S. Amster

/s/ HERMAN S. KOHLMEYER, JR.           Director                                    July 24, 1997
----------------------------
    Herman S. Kohlmeyer, Jr.

/s/ KATHLEEN McCREE LEWIS              Director                                    July 24, 1997
----------------------------
    Kathleen McCree Lewis

/s/ PATRICIA SHONTZ LONGE              Director                                    July 24, 1997
----------------------------
    Patricia Shontz Longe

/s/ MICHAEL T. MONAHAN                 Director                                    July 24, 1997
----------------------------
    Michael T. Monahan

/s/ PHILIP H. POWER                    Director                                    July 24, 1997
----------------------------
    Philip H. Power

/s/ MARK K. ROSENFELD                  Director                                    July 24, 1997
----------------------------
   Mark K. Rosenfeld

/s/ RICHARD Z. ROSENFELD               Director                                    July 24, 1997
----------------------------
    Richard Z. Rosenfeld

/s/ ROBERT L. ROSENFELD                Director                                    July 24, 1997
----------------------------
    Robert L. Rosenfeld

/s/ JAMES L. WOLOHAN                   Director                                    July 24, 1997
----------------------------
    James L. Wolohan


                              INDEX TO EXHIBITS


Exhibit
Number                              Description                                    Page
------                              -----------                                    ----


4.1          Restated Articles of Incorporation, Jacobson Stores Inc., as          N/A
             amended and restated May 25, 1989, incorporated by reference to
             Exhibit 19(a) to the Registrant's Quarterly Report on Form 10-Q
             for the quarter ended April 29, 1989.

4.2          Certificate of Designation, Preferences and Rights of Preferred       N/A
             Stock of Jacobson Stores Inc., incorporated by reference to
             Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q
             for the quarter ended October 29, 1988.

4.3          Bylaws, Jacobson Stores Inc., as amended March 21, 1996,              N/A
             incorporated by reference to Exhibit 3(ii) to the Registrant's
             Annual Report on Form 10-K for the fiscal year ended January 27,
             1996.

4.4          Election under Section 780, Michigan Business Corporation Act,        N/A
             incorporated by reference to Exhibit 28 to the Registrant's
             Quarterly Report on Form 10-Q for the quarter ended October 27,
             1996.

4.5          Rights Agreement dated as of October 4, 1988 between Jacobson         N/A
             Stores Inc. and Manufacturers National Bank of Detroit, as
             Rights Agent; Change of Rights Agent, effective June 1, 1989;
             Change of Rights Agent, effective May 31, 1994, incorporated by reference to Exhibit I to Form 8-A and Exhibit 4 to Form 8-K,
             filed October 7, 1988, and Exhibit I to Amendment No. 1 to Form
             8-A, filed May 16, 1989, and Exhibit 1 to Amendment No. 2 to
             Form 8-A, filed June 9, 1994.

4.6          Jacobson Stock Option Plan of 1994, incorporated by reference to      N/A
             Exhibit A to the Registrant's Proxy Statement in connection with the Annual Meeting of Shareholders held May 26, 1994.

4.7          First Amendment to Jacobson Stock Option Plan of 1994,                N/A
             incorporated by reference to Exhibit 10(m) to the Registrant's
             Annual Report on Form 10-K for the fiscal year ended January 27,
             1996.


                                     -9-





Exhibit
Number                              Description                                    Page
------                              -----------                                    ----


4.8          Second Amendment to Jacobson Stock Option Plan of 1994,
             incorporated by reference to Exhibit A to the Registrant's Proxy
             Statement in connection with the Annual Meeting of Shareholders
             held May 22, 1997.                                                    N/A

4.9          Form of Incentive Stock Option Agreement, incorporated by
             reference to Exhibit 4(b) to the Registrant's Registration
             Statement on Form S-8 (file no. 33-53469) filed May 5, 1994.          N/A

4.10         Form of Non-Statutory Employee Option Agreement, incorporated by reference to Exhibit 4(c) to the Registrant's Registration
             Statement on Form S-8 (file no. 33-53469) filed May 5, 1994.          N/A

4.11         Form of Director Option Agreement, incorporated by reference to
             Exhibit 4(d) to the Registrant's Registration Statement on Form
             S-8 (file no. 33-53469) filed May 5, 1994.                            N/A

5.1          Opinion of Honigman Miller Schwartz and Cohn.                         -11-


23.1         Consent of Arthur Andersen LLP.                                       -12-


23.2         Consent of Honigman Miller Schwartz and Cohn (included in the
             opinion filed as Exhibit 5.1 to this Registration Statement).         -11-


24.1         Powers of Attorney (included after the signature of the
             Registrant contained on page -7- of this Registration Statement).      -7-



                                     -10-

